Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of August 17, 2020 (this “Amendment”), which amends that certain Credit Agreement, dated as of September 23, 2016 (as in effect prior to this Amendment, the “Existing Credit Agreement”) by and among Roper Technologies, Inc., (the “Parent Borrower”), the Foreign Subsidiary Borrowers party thereto from time to time, the Lenders party thereto from time to time (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the other agents and parties thereto.

W I T N E S S E T H :

WHEREAS, the Parent Borrower has advised the Administrative Agent and the Lenders that the Parent Borrower (or a Subsidiary thereof) may consummate the Valor Acquisition (as defined below), and in connection therewith the parties hereto now desire to amend the Existing Credit Agreement to make certain modifications.

THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement. Each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Existing Credit Agreement shall, from the Amendment Effective Date (as defined below), refer to the Existing Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”). For the avoidance of doubt, this Amendment shall constitute a “Loan Document” for all purposes under the Amended Credit Agreement and the other Loan Documents.

SECTION 2. Amendments. Effective as of the Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a)    Section 1.1 of the Existing Credit Agreement is hereby amended by adding in the correct place alphabetically the following additional definitions:

““Amendment No. 3 Effective Date”: August 17, 2020.”

““Specified Representations”: the representations and warranties set forth in Sections 4.3 (but only with respect to valid existence), 4.4, 4.5 (but only as to any Contractual Obligation consisting of debt instruments having an aggregate principal or committed amount in excess of $250,000,000), 4.10, 4.13, and 4.18, but in each case, only insofar as they relate to the Parent Borrower.”

““Valor Acquisition”: the acquisition by the Parent Borrower (or a Subsidiary of the Parent Borrower) of the company code-named “Valor”, as identified separately by the Parent Borrower to the Administrative Agent and the Lenders.”

““Valor Acquisition Consummation Date”: the date of consummation of the Valor Acquisition.”

““Valor Acquisition Purchase Agreement”: the Agreement and Plan of Merger, dated as of the Valor Acquisition Purchase Agreement Date, among the Parent Borrower, Project V Merger Sub Inc. and Project Viking Holdings, Inc., pursuant to which the Parent Borrower agreed to consummate the Valor Acquisition.”

““Valor Acquisition Purchase Agreement Date”: August 12, 2020.”

(b)    The definition of “Restricted Cash” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Restricted Cash”: cash and cash equivalents of the Group Members to the extent (a) classified (or required to be classified) as restricted cash or restricted cash equivalents on the balance sheet of the Parent Borrower in accordance with GAAP, (b) such cash or cash equivalents are encumbered by or subject to any Lien, setoff, counterclaim, recoupment, defense or any restriction on the use thereof to pay Indebtedness and other liabilities of the Parent Borrower and its Subsidiaries or (c) such cash or cash equivalents consist of proceeds of Indebtedness which are to be used to finance an Acquisition to the extent that, and so long as, the cash proceeds of such Indebtedness are either held in escrow on customary terms or are held by the Parent Borrower in an account at the Administrative Agent or a Lender.”

(c)    Clauses (a) and (b) of Section 5.2 of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

“(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents (other than, in the case of any extension of credit following the Closing Date, the representations and warranties set forth in Section 4.2 and Section 4.6) shall be true and correct in all material respects (except any representation and warranty that is qualified by “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of such date as if made on and as of such date; provided that to the extent such representations and warranties refer specifically to an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date; provided further that, in the case of any extension of credit the proceeds of which will be used to finance the Valor Acquisition, the representations and warranties shall be limited to (i) the Specified Representations and (ii) such of the representations made by or with respect to the target and its subsidiaries in the Valor Acquisition Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the applicable Borrower (or its affiliates) has the right (taking into account any applicable cure provisions) to terminate (or not perform) its obligations under the Valor Acquisition Purchase Agreement, or to decline to consummate the Valor Acquisition pursuant to the Valor Acquisition Purchase Agreement, as a result of an inaccuracy of such representations in the Valor Acquisition Purchase Agreement.

“(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date; provided, that in the case of any extension of credit the proceeds of which will be used to finance

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the Valor Acquisition, such condition in this clause (b) shall be as follows: (1) no Default or Event of Default shall exist or would result from such proposed credit extension at the time of the signing of the Valor Acquisition Purchase Agreement and (2) no Default or Event of Default under Section 8(a) or 8(f) shall exist or result therefrom at the time of such extension of credit.

(d)    Section 5.2 of the Existing Credit Agreement is hereby amended by adding the following text as a new clause (d) after clause (c) thereof:

“(d)    Valor Acquisition. In the case of any extension of credit the proceeds of which will be used to finance the Valor Acquisition, each of the conditions set forth on Annex A shall be satisfied.”

(e)    Section 7.1(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“7.1 Financial Condition Covenants. (a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any Test Period to exceed (in each case subject to adjustment in connection with the delivery of a QMA Notice, as provided below):

(i)    with respect to the Test Period ending December 31, 2016, (x) if the Dash Acquisition Consummation Date occurs on or prior to December 31, 2016, 4.25 to 1.0 and (y) otherwise, 3.50 to 1.0;

(ii)    if the Dash Acquisition Consummation Date occurs on or prior to March 31, 2017, with respect to the Test Periods ending March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, the level set forth in the table below opposite each such Test Period:

Test Period Ending	Maximum Consolidated Total Leverage Ratio
March 31, 2017	4.25:1.0
June 30, 2017	4.25:1.0
September 30, 2017	4.00:1.0
December 31, 2017	4.00:1.0

; and

(iii)    with respect to any other Test Period not described in the preceding clause (i) or (ii) (including, for the avoidance of doubt as a result of the Dash Acquisition Consummation Date not occurring on or prior to March 31, 2017), 3.50 to 1.0

; provided that, (A) such ratio shall be (1) 4.60 to 1.0 for the first Test Period that ends on or subsequent to the Valor Acquisition Consummation Date (the “Initial Valor Test Period”) and for the Test Period immediately following the Initial Valor Test Period and (2) 4.25 to 1.0 for the two consecutive Test Periods immediately thereafter and (B) subject to the limitations set forth in the definition of Qualifying Material Acquisition (including the delivery by the Parent Borrower of a QMA Notice within the required time period set forth in the definition of Qualifying Material Acquisition), such ratio shall be 4.00 to 1.0 for the first Test Period that ends on or subsequent to

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the applicable Consummation Date (the “Initial QMA Test Period”) and for each of the three consecutive Test Periods immediately following the Initial QMA Test Period (provided, that if such ratio for any Test Period described in this clause (B) would otherwise be 4.25 to 1.0 pursuant to clause (a)(i) or (a)(ii) above, then such ratio shall remain 4.25 to 1.0 for the applicable Test Period notwithstanding the provisions of this clause (B)); provided further that not more than two QMA Notices (or, if the Dash Acquisition Consummation Date occurs, not more than one QMA Notice) may be delivered by the Parent Borrower during the term of this Agreement; provided, further, that, from and after the Amendment No. 3 Effective Date, the Parent Borrower may not deliver a QMA Notice (1) for any Test Period ending prior to the earlier of the Valor Acquisition Consummation Date and the date on which the Valor Acquisition Purchase Agreement is terminated in accordance with its terms and (2) if the Valor Acquisition Consummation Date occurs, for the Initial Valor Test Period or for any of the four Test Periods immediately following the Initial Valor Test Period.

Notwithstanding anything to the contrary in this Agreement, (1) until the earlier of (a) the Dash Acquisition Consummation Date and (b) five Business Days after the date following the Dash Acquisition Purchase Agreement Date on which the Dash Acquisition Purchase Agreement is terminated (and, for the avoidance of doubt, without any requirement to deliver a QMA Notice with respect to the Dash Acquisition), any Indebtedness incurred by the Parent Borrower on or after the Dash Acquisition Purchase Agreement Date the proceeds of which are to be used to finance the Dash Acquisition shall be disregarded for purposes of determining compliance with this Section 7.1(a) to the extent that, and so long as, the cash proceeds of such Indebtedness are either held in escrow on customary terms or are held by the Parent Borrower in an account at the Administrative Agent or a Lender as unrestricted cash or cash equivalents and (2) until the earlier of (a) the Valor Acquisition Consummation Date and (b) five Business Days after the date following the Valor Acquisition Purchase Agreement Date on which the Valor Acquisition Purchase Agreement is terminated in accordance with its terms (and, for the avoidance of doubt, without any requirement to deliver a QMA Notice with respect to the Valor Acquisition), any Indebtedness incurred by the Parent Borrower on or after the Valor Acquisition Purchase Agreement Date the proceeds of which are to be used to finance the Valor Acquisition shall be disregarded for purposes of determining compliance with this Section 7.1(a) to the extent that, and so long as, the cash proceeds of such Indebtedness are either held in escrow on customary terms or are held by the Parent Borrower in an account at the Administrative Agent or a Lender for the exclusive purpose of financing the Valor Acquisition.”

(f)    A new Annex A is hereby added in the form attached as Annex A hereto.

SECTION 3. Representations of Parent Borrower. The Parent Borrower represents and warrants that (i) the representations and warranties of the Parent Borrower set forth in Section 4 of the Amended Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (including, for the avoidance of doubt, as such representations and warranties relate to this Amendment as a Loan Document) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) no Event of Default or Default has occurred and is continuing.

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SECTION 4. Effectiveness of Amendments. This Amendment shall become effective on the date of execution hereof by the Administrative Agent, such Lenders constituting the Required Lenders and the Parent Borrower (the date of satisfaction of such conditions precedent, the “Amendment Effective Date”).

SECTION 5. Certain Consequences of Effectiveness. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other party under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment, any document to be signed in connection herewith and the transactions contemplated hereby shall be deemed to include any electronic sound, symbol, or process attached to, or associated with, this Amendment or such other document, as applicable, and adopted by a Person with the intent to sign, authenticate or accept such contract or record and any delivery or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Parent Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ROPER TECHNOLOGIES, INC., as Parent Borrower

By:	/s/ John K. Stipancich

Name:	John K. Stipancich
Title:	Executive Vice President, General Counsel & Corporate Secretary

[Signature Page to Amendment No. 3 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By:	/s/ Jonathan Bennett

Name:	Jonathan Bennett
Title:	Executive Director

[Signature Page to Amendment No. 3 to Credit Agreement]

Comerica Bank, as a Lender

By:	/s/ Gerald R. Finney Jr.

Name:	Gerald R. Finney Jr.
Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

CITIZENS BANK, N.A., as a Lender

By:	/s/ Douglas Kennedy

Name:	Douglas Kennedy
Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

MUFG Bank, Ltd.,

By:	/s/ Oscar D. Cortez

Name:	Oscar D. Cortez
Title:	Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

TRUIST BANK (formerly known as Branch Banking and Trust Company, and as Successor by merger to SunTrust Bank), as a Lender

By:	/s/ Max Greer

Name:	Max Greer
Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

Royal Bank of Canada, as a Lender

By:	/s/ Andra Bosneaga

Name:	Andra Bosneaga
Title:	Vice-President

[Signature Page to Amendment No. 3 to Credit Agreement]

HSBC Bank USA NA, as a Lender

By:	/s/ Justus Hanna

Name:	Justus Hanna
Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

Lloyds Bank plc, as a Lender

By:

Name:
Title:

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Credit Agreement]

Seaside National Bank & Trust, as a Lender

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Credit Agreement]

UniCredit Bank AG, New York Branch as a Lender

By:

Name:
Title:

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Credit Agreement]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris

Name:	Donna DeMagistris
Title:	Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Matt J. Perrizo

Name:	Matt J. Perrizo
Title:	Director

[Signature Page to Amendment No. 3 to Credit Agreement]

Regions Bank, as a Lender

By:	/s/ Cheryl L. Shelhart

Name:	Cheryl L. Shelhart
Title:	Director

[Signature Page to Amendment No. 3 to Credit Agreement]

PNC Bank, National Association, as a Lender

By:	/s/ Dan Beckwith

Name:	Dan Beckwith
Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

Bank of America, N.A., as a Lender

By:	/s/ Cameron Cardozo

Name:	Cameron Cardozo
Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

TD Bank, N.A., as a Lender

By:	/s/ Bernadette Collins

Name:	Bernadette Collins
Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ken Gorski

Name:	Ken Gorski
Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

Branch Banking and Trust Company, as a Lender

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Credit Agreement]

Annex A

The funding of any extension of credit the proceeds of which will be used to finance the Valor Acquisition will be subject to satisfaction (or waiver) of the following additional conditions precedent:

(i)    The Valor Acquisition Purchase Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision waived or consented to in a manner that is materially adverse to the Lenders without the prior written consent of the Administrative Agent on behalf of the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned); it being understood and agreed that (a)(i) any decrease in the purchase price of less than 10% shall not be materially adverse to the interests of the Lenders so long as such decrease is allocated to reduce the amount of such extension of credit on at least a pro rata basis with the other intended funding sources for the Valor Acquisition and (ii) any decrease in the purchase price of equal to or greater than 10% shall be deemed materially adverse to the interests of the Lenders, (b)(i) any increase in the purchase price equal to or greater than 10% of the purchase price shall be deemed materially adverse to the interests of the Lenders and (ii) any increase in the purchase price less than 10% of the purchase price shall be materially adverse to the interests of the Lenders unless funded with equity proceeds or in the form of equity or cash on hand and (c) any amendment, modification, waiver or consent that results in a change to the definition of the term “Company Material Adverse Effect” (as defined in the Valor Acquisition Purchase Agreement as in effect on the Amendment No. 3 Effective Date) shall be deemed to be materially adverse to the Lenders). The Valor Acquisition shall have been, or shall concurrently with such extension of credit be, consummated in accordance with the terms of the Valor Acquisition Purchase Agreement, as such terms may be altered, amended or otherwise changed, supplemented, waived or consented to in accordance with the immediately preceding sentence.

(ii)    The existing indebtedness of Valor outstanding under that certain first lien credit agreement and that certain second lien credit agreement, in each case dated as of July 2, 2018 (collectively, the “Valor Credit Agreements”), but in each case excluding any Hedging Obligations (as defined in the Valor Credit Agreements, respectively) associated with the Valor Credit Agreements, shall have been repaid in full substantially concurrently with the Valor Acquisition Consummation Date.

(iii)    The Administrative Agent shall have received a solvency certificate in the form attached hereto as Schedule 1 from the chief financial officer of the Parent Borrower, certifying that the Parent Borrower and its subsidiaries, on a consolidated basis after giving effect to the Valor Acquisition and such extension of credit, are solvent.

(iv)    Since the Valor Acquisition Purchase Agreement Date, there shall not have occurred or arisen a Company Material Adverse Effect (as defined in the Valor Acquisition Purchase Agreement as in effect on the Amendment No. 3 Effective Date without giving effect to any amendment thereof or consent thereunder).

(v)    Such extension of credit (if any) shall have occurred prior to the earliest of (a) the Termination Date (as defined in the Valor Acquisition Purchase Agreement as in effect on the Amendment No. 3 Effective Date without giving effect to any amendment thereto or consent thereunder) in the event the Valor Acquisition Consummation Date has not occurred on or prior to such date, (b) the occurrence of the Valor Acquisition Consummation Date without the use of such extension of credit and (c) the termination or expiration of the Valor Acquisition Purchase Agreement in accordance with its terms.

(vi)    The aggregate principal amount of such extension of credit shall not exceed $1,500,000,000, and there shall be no more than one such extension of credit.

SCHEDULE 1

FORM OF

SOLVENCY CERTIFICATE

[            ], 20

This Solvency Certificate is delivered pursuant to Section 5.2(d) of the Credit Agreement, dated as of September 23, 2016 (as in effect prior to this Amendment, the “Credit Agreement”) by and among Roper Technologies, Inc., (the “Parent Borrower”), the Foreign Subsidiary Borrowers party thereto from time to time, the Lenders party thereto from time to time (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the other agents and parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies, solely in his capacity as an officer of the Parent Borrower and not in his individual capacity, as follows:

1.    I am the Chief Financial Officer of the Parent Borrower. I am familiar with the Valor Acquisition and related transactions, and have reviewed the Credit Agreement, financial statements referred to in Section 6.1 of the Credit Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate.

2.    As of the date hereof, immediately after giving effect to the consummation of the Valor Acquisition and related transactions, on and as of such date (i) the fair value of the assets of the Parent Borrower and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Parent Borrower and its subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Parent Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Parent Borrower and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Parent Borrower and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Parent Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Valor Acquisition Consummation Date.

3.    As of the date hereof, immediately after giving effect to the consummation of the Valor Acquisition and related transactions, the Parent Borrower does not intend to, and the Parent Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such subsidiary.

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as Chief Financial Officer of the Parent Borrower and not individually and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect thereto.

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IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

ROPER TECHNOLOGIES, INC.

By:

Name: Robert T. Crisci
Title: Chief Financial Officer